Exhibit 8.3

Baker & McKenzie Amsterdam N.V. Attorneys at law, Tax advisors and Civil-law notaries P.O. Box 2720 1000 CS Amsterdam The Netherlands Tel: +31 20 551 7555 www.bakermckenzie.nl

Asia

Pacific

Bangkok

Beijing

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur

Manila

Melbourne

Shanghai

Singapore

Sydney

Taipei

Tokyo

Europe &

Middle East

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Doha

Dusseldorf

Frankfurt/ Main

Geneva

Istanbul

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

North & South

America

Bogota

Brasilia*

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre*

Rio de Janeiro*

San Diego

San Francisco

Santiago

Sao Paulo*

Tijuana

Toronto

Valencia

Washington, DC

MYT Netherlands Parent B.V.
Einsteinring 9
85609 Aschheim / Munih
Germany

8 January 2021

Re: MYT Netherlands Parent B.V. – Exhibit 8.3 – Form F-1

Ladies and Gentlemen:

I.                Introduction

We have acted as Dutch tax counsel to MYT Netherlands Parent B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) at Amsterdam, The Netherlands and its registered office at Einsteinring 9, 85609 Aschheim, Federal Republic of Germany (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof, of American Depositary Shares (the "ADSs") issuable upon deposit of the Company’s ordinary shares as described in the Company’s Registration Statement on Form F-1, to be filed 12 January 2021 (the "Registration Statement"). This opinion letter is rendered to you to be filed with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to the Registration Statement.

For the purposes of this opinion letter, we have examined, and relied solely upon the pdf copy of the Registration Statement and the facts contained therein, but not any documents or agreements cross referred to in the Registration Statement. We have not investigated or verified any factual matter disclosed to us in the course of our review.

Where reference is made to the laws of The Netherlands or to The Netherlands in a geographical sense, reference is made to the laws as in effect in the part of the Kingdom of The Netherlands (Koninkrijk der Nederlanden) that is located in Europe (Europese deel van Nederland) and to the geographical part of the Kingdom of The Netherlands that is located in Europe.

*Associated Firm	Baker & McKenzie Amsterdam N.V. has its registered office in Amsterdam, The Netherlands, and is registered with the Trade Register under number 34208804.

Baker & McKenzie Amsterdam N.V. is a member of Baker & McKenzie International, a Swiss Verein.

II.	Assumptions

In examining the Registration Statement and in giving the opinions expressed in this opinion letter, we have, to the extent necessary to form the opinions expressed in this opinion letter, with your permission, assumed the following:

(i)	the authenticity and completeness of the Registration Statement;

(ii)	the Registration Statement will be declared effective by the SEC in the form reviewed by us;

(iii)	as of September 7, 2020, the place of effective management of the Company is and continues to be in Germany, and not in the Netherlands, and the Company therefore is and continues to be a tax resident of Germany under German national tax law as of September 7, 2020;

(iv)	under the Convention between The Netherlands and the Federal Republic of Germany for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income of 2012, MYT Netherlands is and continues to be exclusively tax resident in Germany as of September 7, 2020; and

(v)	each of the assumptions made in this opinion letter will be correct in all aspects as of the date of this opinion letter by reference to the facts and circumstances then existing.

We have not investigated or verified and we do not express an opinion on the accuracy of the facts, representations and warranties as to facts set out in the Registration Statement, and in any other document on which we have relied in giving this opinion letter and for the purpose of this opinion letter, we have assumed that such facts are correct.

This opinion letter sets out our opinion on certain matters of the laws with general applicability of the Netherlands, and, insofar as they are directly applicable in the Netherlands, of the European Union, as at today’s date and as presently interpreted under published authoritative case law of the Netherlands courts, the General Court and the Court of Justice of the European Union.

We do not express any opinion on Netherlands law other than the tax opinion as set out below. We do not express an opinion on matters of fact, matters of law of any jurisdiction other than The Netherlands, nor on corporate law, anti-trust law, insider dealing, data protection, unfair trade practices, market abuse laws, sanctions or international law, including, without limitation, the laws of the European Union, except to the extent the laws of the European Union (other than anti-trust law) have direct force and effect in The Netherlands. No opinion is given on commercial, accounting or non-tax matters or on the ability of the parties to meet their financial or other obligations under the Registration Statement.

III.	Opinion

Based on and subject to the foregoing (including the assumptions made above) and subject to any matters, documents or events not disclosed to us by the parties concerned and having regard to such tax considerations as we deem relevant and subject to the qualifications listed below, we are of the opinion that:

The statements contained in the Registration Statement under the caption "Material tax considerations - Material Netherlands tax considerations", including all reservations made therein, constitute our opinion and are true and accurate and provide for a fair summary of the matters of Netherlands tax law referred to therein.

IV.	Confidentiality and Reliance

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and also consent to the reference to Baker McKenzie or Baker & McKenzie Amsterdam N.V. in the Registration Statement under the caption "Legal Matters". In giving this consent we do not admit or imply that we are a person whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or any rules and regulations promulgated thereunder.

In issuing this opinion letter we do not assume any obligation to notify or to inform you of any developments subsequent to its date that might render its contents untrue or inaccurate in whole or in part at such time. We do not purport to opine on the consequences of amendments to the Registration Statement subsequent to the date of this opinion letter.

This opinion letter:

(a)	is an exhibit to the Registration Statement and it may only be relied upon for the purposes of the filing of the Registration Statement. This opinion letter is strictly limited to the matters stated in it and may not be read as extending by implication to any matters not specifically referred to in it;

(b)	expresses and describes Dutch tax concepts in English and not in their original Dutch terms. These concepts may not be identical to the concepts described by the English translations; consequently this opinion letter is issued and may only be relied upon on the express condition that any issues of interpretation or liability issues arising under this opinion letter will be governed by the laws of The Netherlands and exclusively be brought before a court of The Netherlands;

(c) speaks as of the date stated above; and

(d) is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein. Its contents may not be quoted, otherwise included, summarized or referred to in any publication or document, other than the Registration Statement, or disclosed to any other party, in whole or in part, for any purpose other than as an exhibit to the Registration Statement, without our prior written consent.

The opinions expressed in this opinion letter are limited in all respects to and are to be construed and interpreted in accordance with the laws of The Netherlands as they stand at today's date and as they are presently interpreted under published authoritative case law as at present in effect.

This opinion letter is given on behalf of Baker & McKenzie Amsterdam N.V. and not by or on behalf of Baker & McKenzie International (a Swiss Verein) or any other member thereof. In this opinion letter the expressions "we", "us", "our" and similar expressions should be construed accordingly.

Yours sincerely,

/s/ Baker & McKenzie Amsterdam N.V.

Baker & McKenzie Amsterdam N.V.